SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
February 3, 2006

(Date of earliest event report)
WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification
incorporation or		Number)
organization)
Federal Way, Washington 98063-9777

(Address of principal executive offices)
(zip code)
Registrant’s telephone number, including area code:
(253) 924-2345
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C., 20549
ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On February 3, 2006, Weyerhaeuser Company issued a press release stating the following:
Weyerhaeuser Reports Net Earnings of $733 Million for 2005,
Or $2.98 per Diluted Share, on Net Sales of $22.6 Billion
FEDERAL WAY, Wash. (Feb. 3, 2006) — Weyerhaeuser Company (NYSE: WY) today reported net earnings of $733 million for 2005, or $2.98 per diluted share, on net sales of $22.6 billion. This compares with net earnings of $1.3 billion, or $5.43 per diluted share, on net sales of $21.9 billion for the full year 2004.
For the fourth quarter 2005, Weyerhaeuser reported a net loss of $211 million, or 86 cents per diluted share, on net sales of $5.9 billion. Last year, Weyerhaeuser reported fourth quarter net earnings of $199 million, or 82 cents per diluted share, on net sales of $5.7 billion.
The loss for fourth quarter 2005 included the following after-tax items:
•	Charges of $438 million, or $1.78 per diluted share, for closure of facilities.

•	Charges of $32 million, or 13 cents per diluted share, for additional asset impairment charges.

•	A charge of $25 million, or 10 cents per diluted share, associated with the settlement of litigation.

•	A loss of $10 million, or 4 cents per diluted share, for early extinguishment of debt.

•	A gain of $34 million, or 13 cents per diluted share, on the sale of the company’s French composite panels assets.

•	Income of $28 million, or 12 cents per diluted share, for the cumulative effect of a change to begin capitalizing Weyerhaeuser interest to assets of Weyerhaeuser Real Estate Company.
Fourth quarter 2004 earnings include the following after-tax items:
•	A loss of $34 million, or 14 cents per diluted share, for early extinguishment of debt.

•	A gain of $24 million, or 10 cents per diluted share, for gains on the sale of facilities.

•	A charge of $19 million, or 8 cents per diluted share, for the impairment of assets in the company’s French composite panels business.

•	A charge of $16 million, or 7 cents per diluted share, recognized in connection with a change in the method of estimating workers’ compensation liabilities.

•	A charge of $15 million, or 6 cents per diluted share, for the net book value of technology donated to a university.
During 2005, Weyerhaeuser’s ongoing strategic review resulted in the following significant actions:
•	Selling its British Columbia coastal operations, French composite panels business and a laminated beam facility;

•	Announcing its intention to sell its North American and Irish composite panels assets, a pulp facility, three corrugated sheet plants and a specialty packaging plant; and

•	Closing a paper facility, a specialty pulp mill, a fine paper machine, a containerboard machine, a large-log sawmill, seven corrugated converting plants, two hardwood facilities, a bag plant, an I-joist facility and a veneer and plywood facility.
“Despite extremely challenging business conditions, we took significant steps in 2005 to make us more competitive and position us to generate greater returns while returning cash to shareholders,” said Steven R. Rogel, chairman, president and chief executive officer. “Our strong cash flow allowed us to pay down debt to our target levels, implement a 25 percent increase in our dividend and initiate a stock buy back program. We also began reorganizing our wood products, containerboard and packaging businesses into integrated supply chains and continued to grow our real estate business. In 2006, we will continue to confront the challenges our businesses face with the goal of creating a stronger company.”
SUMMARY OF FOURTH QUARTER FINANCIAL HIGHLIGHTS

Millions (except per share data)	4Q 2005	4Q 2004	Change
Net earnings (loss)	($211)	$199	($410)
Earnings (loss) per diluted share	($0.86)	$0.82	($1.68)
Net sales	$5,868	$5,685	$183
SUMMARY OF ANNUAL FINANCIAL HIGHLIGHTS

Millions (except per share data)	2005	2004	Change
Net earnings	$733	$1,283	($550)
Earnings per diluted share	$2.98	$5.43	($2.45)
Net sales	$22,629	$21,931	$698
SEGMENT RESULTS FOR FOURTH QUARTER
(Contributions to Pre-Tax Earnings)

Millions	4Q 2005	4Q 2004	Change
Timberlands	$183	$217	($34)
Wood Products	$26	$72	($46)
Cellulose Fiber and White Papers	($477)	$35	($512)
Containerboard, Packaging and Recycling	($188)	$81	($269)
Real Estate and Related Assets	$250	$217	$33
TIMBERLANDS

	4Q 2005	3Q 2005	Change
Contribution to pre-tax earnings (millions)	$183	$191	($8)
Fourth quarter earnings decreased slightly from the third quarter due primarily to salvage costs associated with hurricane Katrina and continued high fuel costs for logging and hauling. Fourth quarter results also include $3 million of pre-tax timberland severance costs due to the announced closure of the Prince Albert pulp and paper facility in Saskatchewan, Canada.
The continued strength of domestic and export log prices should produce first quarter earnings that are similar to fourth quarter 2005.

WOOD PRODUCTS

	4Q 2005	3Q 2005	Change
Contribution to pre-tax earnings (millions)	$26	$124	($98)
Earnings in the fourth quarter include $91 million of pre-tax charges associated with the closure of a plywood mill at Wright City, Oklahoma, the closure of a lumber mill at Aberdeen, Washington, and the potential closure of a lumber mill at Big River, Saskatchewan. Third quarter earnings included $6 million of pre-tax charges associated with facility closures.
Excluding the charges, earnings decreased $13 million from the third quarter. Demand for structural panels increased following the hurricanes and caused panel prices to surge early in the quarter, but panel prices returned to normal seasonal levels late in the quarter. Prices and volume for softwood lumber declined due to seasonal factors. Shipment volumes for engineered lumber products also declined on average from the third quarter.
Manufacturing costs for panels increased in the fourth quarter largely due to a significant rise in natural gas prices. Manufacturing costs for engineered lumber products increased due to the higher prices for oriented strand board.
The company incurred $16 million in countervailing and anti-dumping duties and related costs on Canadian softwood lumber the company sold into the United States in the fourth quarter, compared with $19 million in the third quarter. Starting in December, the company is paying a combined duty rate of 13.1 percent, down from the 25.9 percent rate that was in effect since December 2004. At this new rate, the segment expects to incur approximately $10 million per quarter in duties and related costs.
Weyerhaeuser expects lower first quarter 2006 earnings compared with fourth quarter 2005 earnings before special charges. During the first quarter, demand for wood products should follow the normal seasonal trends with pricing remaining similar to fourth quarter levels. The company expects manufacturing expenses to increase due to higher energy and raw material costs.
CELLULOSE FIBER AND WHITE PAPERS

	4Q 2005	3Q 2005	Change
Contribution (charge) to pre-tax earnings (millions)	($477)	($2)	($475)
In the fourth quarter, Weyerhaeuser recorded $427 million of pre-tax charges related to the announced closures of the Prince Albert pulp and paper operations and a paper machine at Dryden. Manufacturing costs continued to escalate due to higher energy, freight, chemical and raw material costs. Prices for fine paper and pulp remained unchanged. Fine paper volumes increased modestly while pulp experienced a normal seasonal decline in shipments.
Announced first quarter price increases for market pulp and fine paper should result in improved earnings in the first quarter 2006 despite continued cost pressures.
CONTAINERBOARD, PACKAGING AND RECYCLING

	4Q 2005	3Q 2005	Change
Contribution (charge) to pre-tax earnings (millions)	($188)	$36	($224)
Fourth quarter earnings include a pre-tax charge of $130 million related to the closure of several facilities and a pre-tax charge of $38 million related to a settlement of linerboard antitrust lawsuits. Earnings, excluding charges, decreased significantly from the third quarter due to lower box prices coupled with higher energy and transportation costs. Costs for old corrugated containers (OCC) were lower in fourth quarter.
The company expects higher pricing, increased box shipments and lower OCC costs to result in improved first quarter earnings for the segment.

REAL ESTATE AND RELATED ASSETS

	4Q 2005	3Q 2005	Change
Contribution to pre-tax earnings (millions)	$250	$145	$105
Fourth quarter earnings increased from third quarter primarily due to the expected strong single-family home closings and higher single-family margins, partially offset by a $33 million pre-tax impairment charge related to unimproved land in Northern California.
The backlog of homes sold, but not closed, at the end of the fourth quarter was comparable to year-ago levels. Weyerhaeuser expects lower first quarter 2006 earnings due to a normal seasonal decline in single-family home closings.
OTHER
The company will hold a live conference call at 7 a.m. Pacific (10 a.m. Eastern) on Feb. 3 to discuss the fourth quarter results.
To access the conference call, listeners calling from within North America should dial 1-888-221-5699 at least 15 minutes before the start of the conference call. Those wishing to access the call from outside North America should dial 1-706-643-3795. Replays of the call will be available for one week following completion of the live call and can be accessed at 1-800-642-1687 (access code — 3890458) within North America and at 1-706-645-9291 (access code — 3890458) from outside North America.
The call is being web cast and can be accessed through Weyerhaeuser’s Internet site at http://investor.weyerhaeuser.com by clicking on the “Q4 2005 Earnings Conference Call” link.
The web cast also is being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).
Weyerhaeuser Company, one of the world’s largest integrated forest products companies, was incorporated in 1900. In 2005, sales were $22.6 billion. It has offices or operations in 18 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser’s businesses, products and practices is available at http://www.weyerhaeuser.com.
###
This news release contains statements concerning the company’s future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of these forward-looking statements can be identified by the use of forward-looking terminology such as “expects,” “may,” “will,” “believes,” “should,” “approximately,” anticipates,” “estimates,” and “plans,” and the negative or other variations of those terms or comparable terminology or by discussions of strategy, plans or intentions. In particular, some of these forward-looking statements deal with expectations regarding the company’s markets in the first quarter 2006; expected earnings and performance of the company’s business segments during the first quarter 2006, demand and pricing for the company’s products in the first quarter 2006, higher raw material, energy, chemical, transportation and manufacturing costs in the first quarter 2006, seasonal slowdowns in single-family home closings in the first quarter of 2006, and related matters. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to:
•	The effect of general economic conditions, including the level of interest rates and housing starts;

•	Market demand for the company’s products, which may be tied to the relative strength of various U.S. business segments;

•	Energy prices;

•	Raw material prices;

•	Chemical prices;

•	Performance of the company’s manufacturing operations;

•	The successful execution of internal performance plans;

•	The level of competition from domestic and foreign producers;

•	The effect of forestry, land use, environmental and other governmental regulations, and changes in accounting regulations;

•	The effect of weather;

•	The risk of loss from fires, floods and other natural disasters;

•	Transportation costs;

•	Legal proceedings; and

•	Performance of pension fund investments and related derivatives.
The company is also a large exporter and is affected by changes in economic activity in Europe and Asia, particularly Japan, and by changes in currency exchange rates, particularly the relative value of the U.S. dollar to the Euro and the Canadian dollar, and restrictions on international trade or tariffs imposed on imports, including the countervailing and anti-dumping duties imposed on the company’s softwood lumber shipments from Canada to the United States. These and other factors could cause or contribute to actual results differing materially from such forward-looking statements and, accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will occur, or if any of them occurs, what effect they will have on the company’s results of operations or financial condition. The company expressly declines any obligation to publicly revise any forward-looking statements that have been made to reflect the occurrence of events after the date of this news release.

WEYERHAEUSER COMPANY
STATISTICAL INFORMATION (unaudited)

CONSOLIDATED EARNINGS	Q1		Q2		Q3		Q4		Year ended
(in millions)	March 27,	March 28,	June 26,	June 27,	Sept. 25,	Sept. 26,	Dec. 25,	Dec. 26,	Dec. 25,	Dec. 26,
	2005	2004	2005	2004	2005	2004	2005	2004	2005	2004

Net sales and revenues:
Weyerhaeuser (1)	$4,716	$4,418	$5,160	$5,179	$4,986	$5,065	$4,852	$4,774	$19,714	$19,436
Real Estate and Related Assets	655	469	648	524	596	591	1,016	911	2,915	2,495

Total net sales and revenues	5,371	4,887	5,808	5,703	5,582	5,656	5,868	5,685	22,629	21,931

Costs and expenses:
Weyerhaeuser:
Costs of products sold	3,621	3,408	3,947	3,766	3,912	3,735	3,980	3,706	15,460	14,615
Depreciation, depletion and amortization	323	315	325	316	327	314	332	318	1,307	1,263
Selling expenses	117	119	118	121	118	122	108	119	461	481
General and administrative expenses	223	238	217	233	236	225	223	246	899	942
Research and development expenses	14	12	12	13	18	13	17	17	61	55
Taxes other than payroll and income taxes	46	48	48	47	69	51	16	48	179	194
Charges for integration and restructuring	5	15	4	13	2	8	10	3	21	39
Charges for closure of facilities	5	4	3	—	29	13	656	0	693	17
Other operating costs, net (2)(3)	9	17	(40)	43	(32)	(300)	3	7	(60)	(233)

	4,363	4,176	4,634	4,552	4,679	4,181	5,345	4,464	19,021	17,373

Real Estate and Related Assets:
Costs and operating expenses	426	321	441	381	401	414	677	647	1,945	1,763
Depreciation and amortization	3	2	4	4	4	3	5	5	16	14
Selling expenses	33	27	36	30	36	31	46	37	151	125
General and administrative expenses	24	17	25	19	27	19	28	26	104	81
Taxes other than payroll and income taxes	1	1	—	—	1	1	1	—	3	2
Other operating costs, net	—	1	(2)	1	(2)	(19)	1	—	(3)	(17)
Impairment of long-lived assets	—	—	—	—	—	—	33	—	33	—

	487	369	504	435	467	449	791	715	2,249	1,968

Total costs and expenses	4,850	4,545	5,138	4,987	5,146	4,630	6,136	5,179	21,270	19,341

CONSOLIDATED EARNINGS	Q1		Q2		Q3		Q4		Year ended
(in millions)	March 27,	March 28,	June 26,	June 27,	Sept. 25,	Sept. 26,	Dec. 25,	Dec. 26,	Dec. 25,	Dec. 26,
	2005	2004	2005	2004	2005	2004	2005	2004	2005	2004

Operating income	521	342	670	716	436	1,026	(268)	506	1,359	2,590

Interest expense and other:
Weyerhaeuser:
Interest expense incurred (4)	(196)	(195)	(179)	(218)	(193)	(184)	(171)	(241)	(739)	(838)
Less interest capitalized	—	3	2	1	3	0	4	5	9	9
Interest income and other	27	3	20	5	143	7	24	9	214	24
Equity in income (loss) of affiliates (5)	—	—	4	7	2	4	(12)	3	(6)	14
Real Estate and Related Assets:
Interest expense incurred	(14)	(15)	(14)	(14)	(13)	(14)	(14)	(14)	(55)	(57)
Less interest capitalized	14	15	14	14	13	14	14	14	55	57
Interest income and other	5	11	(2)	9	4	1	5	10	12	31
Equity in income of unconsolidated entities	10	9	13	20	14	12	20	11	57	52

Earnings before income taxes	367	173	528	540	409	866	(398)	303	906	1,882
Income taxes (6)	(128)	(57)	(229)	(183)	(120)	(293)	153	(94)	(324)	(627)

Earnings from continuing operations	239	116	299	357	289	573	(245)	209	582	1,255
Earnings from discontinued operations, net of taxes (7)	—	5	121	12	(4)	21	34	(10)	151	28

Net earnings	$239	$121	$420	$369	$285	$594	$(211)	$199	$733	$1,283

Basic net earnings per share:
Continuing operations	$0.98	$0.52	$1.23	$1.52	$1.17	$2.37	$(1.00)	$0.86	$2.38	$5.33
Discontinued operations	—	0.02	0.49	0.05	(0.01)	0.09	0.14	(0.04)	0.62	0.12

Net earnings per share	$0.98	$0.54	$1.72	$1.57	$1.16	$2.46	$(0.86)	$0.82	$3.00	$5.45

CONSOLIDATED EARNINGS	Q1		Q2		Q3		Q4		Year ended
(in millions)	March 27,	March 28,	June 26,	June 27,	Sept. 25,	Sept. 26,	Dec. 25,	Dec. 26,	Dec. 25,	Dec. 26,
	2005	2004	2005	2004	2005	2004	2005	2004	2005	2004

Diluted net earnings per share:
Continuing operations	$0.98	$0.52	$1.22	$1.52	$1.17	$2.36	$(1.00)	$0.86	$2.36	$5.31
Discontinued operations	—	0.02	0.49	0.05	(0.01)	0.09	0.14	(0.04)	0.62	0.12

Net earnings per share	$0.98	$0.54	$1.71	$1.57	$1.16	$2.45	$(0.86)	$0.82	$2.98	$5.43

Dividends paid per share	$0.40	$0.40	$0.50	$0.40	$0.50	$0.40	$0.50	$0.40	$1.90	$1.60

Weighted average shares outstanding (in thousands)
Basic	242,863	223,728	244,702	234,494	245,009	241,621	245,215	242,114	244,447	235,453
Diluted	244,185	225,072	245,881	235,475	246,190	242,649	246,198	243,472	245,559	236,546

(1)	The first, second, third and fourth quarters of 2005 include charges of $22 million, $27 million, $19 million and $16 million, respectively, or $84 million year-to-date, for countervailing and anti-dumping duties and related costs. The first, second, third and fourth quarters of 2004 include charges of $26 million, $34 million, $31 million and $27 million, respectively, or $118 million year-to-date, for countervailing and anti-dumping duties and related costs.

(2)	The first, second, third and fourth quarters of 2005 include net foreign exchange gains (losses) of $13 million, ($13) million, $37 million and ($21) million, respectively, for a year-to-date net gain of $16 million. The first, second, third and fourth quarters of 2004 include net foreign exchange gains (losses) of ($9) million, ($7) million, $16 million and $27 million, respectively, for a total year-to-date net gain of $27 million. These gains and losses result primarily from fluctuations in Canadian and New Zealand exchange rates.

(3)	The first quarter of 2005 includes a $12 million charge for the settlement of a linerboard antitrust lawsuit. The second quarter of 2005 includes an $18 million charge related to alder litigation and $57 million of income related to the recognition of a deferred gain from previous timberlands sales. The third quarter of 2005 includes a $115 million gain on the sale of an investment in a joint venture. The fourth quarter of 2005 includes a $38 million charge for the settlement of linerboard antitrust litigation and $43 million of income for the cumulative effect of a change to begin capitalizing Weyerhaeuser interest to assets of Weyerhaeuser Real Estate Company. The first quarter of 2004 includes a $49 million charge for the settlement of lawsuits involving the market for Pacific Northwest alder logs and a $33 million gain on the sale of an oriented strand board mill in Slave Lake, Alberta. The second quarter of 2004 includes a $16 million charge resulting from an adverse judgment in a lawsuit involving the market for Pacific Northwest alder logs. The third quarter of 2004 includes a $271 million gain on the sale of timberlands in Georgia, and a $20 million gain due to the reduction of the reserve for hardboard siding claims. The fourth quarter of 2004 includes a net gain of $36 million on the sale of facilities, and charges of $24 million recognized in connection with a change in the method of estimating workers’ compensation liabilities and $23 million for the net book value of technology donated to a university.

(4)	The third and fourth quarters of 2005 include charges of $21 million and $15 million, respectively, for the early extinguishment of debt. The second and fourth quarters of 2004 include charges of $21 million and $52 million, respectively, for the early extinguishment of debt.

(5)	The fourth quarter of 2005 includes a $15 million charge related to the impairment of an investment in an equity affiliate.

(6)	The second quarter of 2005 includes a charge of $44 million related to the repatriation of $1.1 billion of eligible Canadian earnings under the provisions of the American Jobs Creation Act of 2004. The third quarter of 2005 includes a one-time tax benefit of $14 million related to a change in the Ohio state income tax law.

(7)	Includes the net operating results of the company’s coastal British Columbia and French composites operations. The second quarter of 2005 includes a gain of $110 million, including a tax benefit of $46 million, related to the sale of the coastal British Columbia operations. The third quarter of 2005 includes a $1 million charge related to the termination of pension plans associated with these operations. The fourth quarter of 2005 includes a pretax gain of $57 million and related tax expense of $23 million associated with the sale of the French composites operations. The third quarter of 2004 includes a $25 million gain from a tenure reallocation agreement with the British Columbia government. The fourth quarter of 2004 includes a $29 million charge for the impairment of assets in the French composites operations.

WEYERHAEUSER COMPANY
STATISTICAL INFORMATION (unaudited)

Net sales and revenues (in millions):	Q1		Q2		Q3		Q4		Year ended
	March 27,	March 28,	June 26,	June 27,	Sept. 25,	Sept. 26,	Dec. 25,	Dec. 26,	Dec. 25,	Dec. 26,
	2005	2004	2005	2004	2005	2004	2005	2004	2005	2004

Timberlands:
Logs	$182	$193	$195	$211	$188	$197	$196	$221	$761	$822
Other products	82	58	63	66	65	51	76	105	286	280

	264	251	258	277	253	248	272	326	1,047	1,102

Wood Products:
Softwood lumber	892	819	1,032	1,106	889	1,089	811	901	3,624	3,915
Plywood	183	221	196	263	184	237	172	208	735	929
Veneer	13	11	10	12	9	11	12	10	44	44
Composite panels	120	108	132	133	122	138	123	122	497	501
OSB	288	338	306	456	267	341	303	255	1,164	1,390
Hardwood lumber	94	90	102	100	95	89	99	86	390	365
Engineered I-Joists	160	134	213	178	202	189	181	177	756	678
Engineered Solid Section	190	148	241	194	244	203	221	189	896	734
Logs	27	23	24	38	6	32	5	32	62	125
Other products	272	255	339	312	326	315	290	280	1,227	1,162

	2,239	2,147	2,595	2,792	2,344	2,644	2,217	2,260	9,395	9,843

Cellulose Fiber and White Papers:
Pulp	376	339	355	371	381	381	370	380	1,482	1,471
Paper	599	535	611	538	604	583	603	570	2,417	2,226
Coated groundwood	42	36	47	37	45	39	46	44	180	156
Liquid packaging board	47	49	52	53	50	53	54	53	203	208
Other products	14	10	12	13	16	15	12	16	54	54

	1,078	969	1,077	1,012	1,096	1,071	1,085	1,063	4,336	4,115

Net sales and revenues (in millions):	Q1		Q2		Q3		Q4		Year ended
	March 27,	March 28,	June 26,	June 27,	Sept. 25,	Sept. 26,	Dec. 25,	Dec. 26,	Dec. 25,	Dec. 26,
	2005	2004	2005	2004	2005	2004	2005	2004	2005	2004

Containerboard, Packaging and Recycling:
Containerboard	117	81	101	80	86	94	91	113	395	368
Packaging	898	853	969	918	929	916	914	897	3,710	3,584
Recycling	92	80	92	91	87	87	81	89	352	347
Bags	22	19	21	18	20	20	20	23	83	80
Other products	34	33	40	34	47	43	46	46	167	156

	1,163	1,066	1,223	1,141	1,169	1,160	1,152	1,168	4,707	4,535

Real Estate and Related Assets	655	469	648	524	596	591	1,016	911	2,915	2,495
Corporate and Other	149	135	151	147	146	135	154	158	600	575

Less sales of discontinued operations	(177)	(150)	(144)	(190)	(22)	(193)	(28)	(201)	(371)	(734)

	$5,371	$4,887	$5,808	$5,703	$5,582	$5,656	$5,868	$5,685	$22,629	$21,931

Contribution (charge) to earnings:	Q1		Q2		Q3		Q4		Year ended
(in millions)	March 27,	March 28,	June 26,	June 27,	Sept. 25,	Sept. 26,	Dec. 25,	Dec. 26,	Dec. 25,	Dec. 26,
	2005	2004	2005	2004	2005	2004	2005	2004	2005	2004

Timberlands (1)(2)	$200	$159	$210	$201	$191	$450	$183	$217	$784	$1,027
Wood Products (3)(4)(5)(6)	131	173	204	448	124	362	26	72	485	1,055
Cellulose Fiber and White Papers (7)	19	(25)	16	14	(2)	80	(477)	35	(444)	104
Containerboard, Packaging and Recycling (8)(9)	48	24	99	62	36	82	(188)	81	(5)	249
Real Estate and Related Assets (10)	183	120	156	118	145	155	250	217	734	610
Corporate and Other (11)(12)(13)	(17)	(76)	99	(67)	101	(45)	33	(83)	216	(271)

	$564	$375	$784	$776	$595	$1,084	$(173)	$539	$1,770	$2,774

(1)	The 2004 third quarter includes a $271 million gain on the sale of timberlands in Georgia and a $5 million gain from a tenure reallocation agreement with the British Columbia government.

(2)	The first quarter of 2005 includes $3 million of charges related to the closure of facilities. The third quarter of 2005 includes a $5 million loss related to hurricane damage. The fourth quarter of 2005 includes charges of $3 million related to the closure of facilities and $6 million for losses associated with hurricane damage.

(3)	The first, second, third and fourth quarters of 2005 include charges of $22 million, $27 million, $19 million and $16 million, respectively, or $84 million year-to-date, for countervailing and anti-dumping duties and related costs. The first, second, third and fourth quarters of 2004 include charges of $26 million, $34 million, $31 million and $27 million, respectively, or $118 million year-to-date, for countervailing and anti-dumping duties and related costs.

(4)	The second quarter of 2005 includes an $18 million charge related to alder litigation. The third quarter of 2005 includes $9 million of income related to the reduction of reserves for alder litigation and an insurance settlement related to product liability claims. The first quarter of 2004 includes a $49 million charge for the settlement of lawsuits involving the market for Pacific Northwest alder logs. The second quarter of 2004 includes a $16 million charge resulting from an adverse judgment in a lawsuit involving the market for Pacific Northwest alder logs. The third quarter of 2004 includes a $20 million gain due to the reduction of the reserve for hardboard siding claims.

(5)	The second quarter of 2005 includes a $6 million gain related to a tenure reallocation agreement with the British Columbia government. The third quarter of 2004 includes a $20 million gain from a tenure reallocation agreement with the British Columbia government.

(6)	The first, second, third and fourth quarters of 2005 include charges of $1 million, $1 million, $6 million and $91 million, respectively, associated with the closure of facilities. The first quarter of 2004 includes a credit of $2 million for the reversal of closure costs accrued in prior years and a $33 million gain on the sale of an oriented strand board mill in Slave Lake, Alberta. The second quarter of 2004 includes a $5 million net loss on the sale of facilities. The third quarter of 2004 includes a $2 million net gain on the sale or closure of facilities. The fourth quarter of 2004 includes charges of $3 million for the closure of facilities and a gain of $36 million on the sale of facilities.

(7)	The third and fourth quarters of 2005 include net charges of $22 million and $427 million, respectively, related to facility closures. The second quarter of 2004 includes a $2 million asset impairment charge related to assets held for sale.

(8)	The first and fourth quarters of 2005 include charges of $12 million and $38 million, respectively, associated with the settlement of linerboard antitrust lawsuits. The third quarter of 2005 includes a $1 million loss related to hurricane damage.

(9)	The first, second, third and fourth quarters of 2005 include charges of $4 million, $2 million, $1 million and $130 million, respectively, for the closure of facilities. The first quarter of 2004 includes closure costs of $3 million. The second quarter of 2004 includes a net gain of $1 million on the sales of a facility and a joint venture investment. The third quarter of 2004 includes closure costs of $12 million, including a pension termination charge of $9 million related to a closure that occurred in a previous year. The fourth quarter of 2004 includes a credit of $3 million for the reversal of closure costs accrued in prior years.

(10)	The first, second, third and fourth quarters of 2005 include net gains (losses) on land and lot sales of $57 million, $21 million, ($1) and $2 million, respectively. The fourth quarter of 2005 also includes a $33 million charge for the impairment of unimproved land. The first quarter of 2004 includes a $22 million gain on a land sale. The third quarter of 2004 includes a gain of $18 million on the sale of a multi-family site. The fourth quarter of 2004 includes a $24 million net gain on land and lot sales.

(11)	The second quarter of 2005 includes a $64 million pretax gain on the sale of the company’s operations in coastal British Columbia and $57 million of income related to the recognition of a deferred gain from previous timberlands sales. The third quarter of 2005 includes a $115 million gain on the sale of an investment in a joint venture. The fourth quarter of 2005 includes a $57 million gain on the sale of the company’s French composites operations and $43 million of income for the cumulative effect of a change to begin capitalizing Weyerhaeuser interest to assets of Weyerhaeuser Real Estate Company. The fourth quarter of 2004 includes a $7 million gain for the settlement of an insurance claim relating to the Cemwood litigation.

(12)	The fourth quarter of 2005 includes charges of $15 million related to the impairment of an investment in an equity affiliate and a $5 million charge related to the closure of facilities. The fourth quarter of 2004 includes charges of $29 million for the impairment of assets in the company’s French composites operations, $24 million recognized in connection with a change in the method of estimating workers’ compensation liabilities and $23 million for the net book value of technology donated to a university.

(13)	The first, second, third and fourth quarters of 2005 include net foreign exchange gains (losses) of $13 million, ($12) million, $38 million and ($20) million, respectively, for a year-to-date net gain of $19 million. The first, second, third and fourth quarters of 2004 include net foreign exchange gains (losses) of ($10) million, ($6) million, $16 million and $26 million, respectively, for a $26 million net gain year-to-date. These gains and losses result primarily from fluctuations in Canadian and New Zealand exchange rates.

WEYERHAEUSER COMPANY
STATISTICAL INFORMATION (unaudited)
Third party sales volumes:

	Q1		Q2		Q3		Q4		Year ended
	March 27,	March 28,	June 26,	June 27,	Sept. 25,	Sept. 26,	Dec. 25,	Dec. 26,	Dec. 25,	Dec. 26,
	2005	2004	2005	2004	2005	2004	2005	2004	2005	2004

Timberlands (thousands):
Logs — cunits	864	1,044	863	954	886	904	939	1,018	3,552	3,920

Wood Products (millions):
Softwood lumber — board feet	2,057	2,054	2,355	2,393	2,179	2,299	2,059	2,144	8,650	8,890
Plywood — square feet (3/8”)	537	642	600	668	558	672	485	647	2,180	2,629
Veneer — square feet (3/8”)	60	55	59	60	51	55	61	55	231	225
Composite panels — square feet (3/4”)	299	301	317	324	308	315	305	294	1,229	1,234
Oriented strand board — square feet (3/8”)	908	981	1,041	1,143	1,008	1,078	991	1,011	3,948	4,213
Hardwood lumber — board feet	102	103	114	117	105	102	106	95	427	417
Engineered I-Joists — LF	108	108	138	132	125	133	113	123	484	496
Engineered Solid Section — CF	9	8	10	10	10	10	9	9	38	37
Logs — cunits (in thousands)	187	170	177	279	41	237	46	248	451	934

Cellulose Fiber and White Papers (thousands):
Pulp — air-dry metric tons	629	624	587	642	653	633	633	659	2,502	2,558
Paper — tons	736	741	742	718	757	737	761	680	2,996	2,876
Coated groundwood — tons	58	59	62	61	56	60	56	63	232	243
Liquid packaging board — tons	60	66	65	72	64	69	69	69	258	276
Paper converting — tons	475	467	494	459	494	470	501	443	1,964	1,839

Containerboard, Packaging and Recycling (thousands):
Containerboard — tons	295	250	259	221	238	245	254	285	1,046	1,001
Packaging — MSF	17,354	18,146	18,600	18,917	18,560	18,287	19,117	17,535	73,631	72,885
Recycling — tons	692	678	695	701	665	645	676	670	2,728	2,694
Kraft bags and sacks — tons	23	24	22	23	22	23	22	25	89	95

Real Estate and Related Assets:
Single-family homes sold	1,378	1,506	1,525	1,564	1,608	1,313	1,174	992	5,685	5,375
Single-family homes closed	1,189	1,065	1,279	1,216	1,257	1,345	1,922	1,638	5,647	5,264
Single-family homes sold but not closed at end of period	2,561	2,702	2,807	3,050	3,158	3,018	2,410	2,372	2,410	2,372

Total production volumes:

	Q1		Q2		Q3		Q4		Year ended
	March 27,	March 28,	June 26,	June 27,	Sept. 25,	Sept. 26,	Dec. 25,	Dec. 26,	Dec. 25,	Dec. 26,
	2005	2004	2005	2004	2005	2004	2005	2004	2005	2004

Timberlands (thousands):
Fee Depletion — cunits	2,248	2,265	2,231	2,404	2,098	2,189	2,153	2,155	8,730	9,013

Wood Products (millions):
Softwood lumber — board feet	1,821	1,760	1,869	1,881	1,651	1,819	1,645	1,727	6,986	7,187
Plywood — square feet (3/8”)	303	422	302	405	296	405	254	396	1,155	1,628
Veneer — square feet (3/8”) (1)	517	585	529	609	486	592	447	600	1,979	2,386
Composite panels — square feet (3/4”)	267	268	282	281	268	272	263	245	1,080	1,066
Oriented strand board — square feet (3/8”)	1,007	1,031	1,019	1,056	1,017	1,022	1,035	972	4,078	4,081
Hardwood lumber — board feet	92	89	96	96	91	84	85	80	364	349
Engineered I-Joists — LF	133	110	132	124	108	136	110	134	483	504
Engineered Solid Section — CF	11	9	10	11	10	11	10	10	41	42

Cellulose Fiber and White Papers (thousands):
Pulp — air-dry metric tons	621	619	614	636	663	652	604	639	2,502	2,546
Paper — tons (2)	763	743	752	736	765	766	780	761	3,060	3,006
Coated groundwood — tons	55	55	59	61	60	62	60	62	234	240
Liquid packaging board — tons	60	61	64	67	69	71	71	67	264	266
Paper converting — tons	475	460	487	442	483	471	505	465	1,950	1,838

Containerboard, Packaging and Recycling (thousands):
Containerboard — tons (3)	1,503	1,503	1,581	1,598	1,597	1,604	1,587	1,586	6,268	6,291
Packaging — MSF	18,628	19,493	19,915	20,208	19,416	19,473	20,130	18,648	78,089	77,822
Recycling — tons (4)	1,624	1,607	1,673	1,707	1,716	1,703	1,730	1,701	6,743	6,718
Kraft bags and sacks — tons	23	24	22	23	21	23	22	24	88	94

(1)	Veneer production represents lathe production and includes volumes that are further processed into plywood and engineered lumber products by company mills.

(2)	Paper production includes unprocessed rolls and converted paper volumes.

(3)	Containerboard production represents machine production and includes volumes that are further processed into packaging and kraft bags and sacks by company facilities.

(4)	Recycling production includes volumes processed in Weyerhaeuser recycling facilities that are consumed by company facilities and brokered volumes.

WEYERHAEUSER COMPANY
STATISTICAL INFORMATION
CONDENSED CONSOLIDATED BALANCE SHEET (unaudited)
          (in millions)

	March 27,	June 26,	Sept. 25,	Dec. 25,	Dec. 26,
	2005	2005	2005	2005	2004
Assets

Weyerhaeuser
Current assets:
Cash and short-term investments	$402	$1,704	$885	$818	$1,044
Receivables, less allowances	1,816	1,987	1,948	1,727	1,534
Inventories	2,109	2,004	1,977	1,917	1,876
Prepaid expenses	633	611	580	414	588
Assets of discontinued operations	1,166	41	38	—	1,183

Total current assets	6,126	6,347	5,428	4,876	6,225
Property and equipment	11,439	11,170	11,089	10,510	11,661
Construction in progress	323	451	544	533	268
Timber and timberlands at cost, less depletion charged to disposals	3,712	3,709	3,691	3,705	3,733
Investments in and advances to equity affiliates	491	495	496	486	489
Goodwill	2,997	2,977	2,988	2,982	2,996
Deferred pension and other assets	1,197	1,249	1,309	1,314	1,201
Restricted assets held by special purpose entities	914	916	914	916	909

	27,199	27,314	26,459	25,322	27,482

Real Estate and Related Assets
Cash and short-term investments	5	11	4	286	153
Receivables, less allowances	60	57	49	42	43
Real estate and land for sale and development	2,083	2,333	2,288	2,222	1,947
Other assets	323	278	357	357	329

	2,471	2,679	2,698	2,907	2,472

Total assets	$29,670	$29,993	$29,157	$28,229	$29,954

	March 27,	June 26,	Sept. 25,	Dec. 25,	Dec. 26,
	2005	2005	2005	2005	2004
Liabilities and Shareholders’ Interest

Weyerhaeuser
Current liabilities:
Notes payable and commercial paper	$2	$2	$3	$3	$3
Current maturities of long-term debt	95	225	182	189	488
Accounts payable	1,122	1,198	1,144	1,241	1,130
Accrued liabilities	1,311	1,654	1,560	1,622	1,431
Liabilities of discontinued operations	301	30	27	—	292

Total current liabilities	2,831	3,109	2,916	3,055	3,344
Long-term debt	9,263	8,926	8,010	7,604	9,277
Deferred income taxes	4,355	4,320	4,396	4,035	4,351
Deferred pension, other postretirement benefits and other liabilities	1,492	1,558	1,583	1,591	1,497
Liabilities (nonrecourse to Weyerhaeuser) held by special purpose entities	820	784	783	764	815

	18,761	18,697	17,688	17,049	19,284

Real Estate and Related Assets
Notes payable and commercial paper	2	5	3	7	2
Long-term debt	869	854	852	851	867
Other liabilities	533	588	488	522	546

	1,404	1,447	1,343	1,380	1,415

Total liabilities	20,165	20,144	19,031	18,429	20,699

Shareholders’ interest	9,505	9,849	10,126	9,800	9,255

Total liabilities and shareholders’ interest	$29,670	$29,993	$29,157	$28,229	$29,954

STATEMENT OF CASH FLOWS
SELECTED INFORMATION (unaudited)
          (in millions)

	Q1		Q2		Q3		Q4		Year ended
	March 27,	March 28,	June 26,	June 27,	Sept. 25,	Sept. 26,	Dec. 25,	Dec. 26,	Dec. 25,	Dec. 26,
	2005	2004	2005	2004	2005	2004	2005	2004	2005	2004

(Weyerhaeuser only, excludes Real Estate & Related Assets)
Net cash from operations	$(203)	$(89)	$713	$787	$441	$592	$669	$745	$1,620	$2,035
Cash paid for property and equipment	(117)	(79)	(196)	(80)	(220)	(93)	(310)	(222)	(843)	(474)
Cash paid for timberlands reforestation	(12)	(12)	(6)	(6)	(6)	(5)	(8)	(7)	(32)	(30)
Cash received from issuances of debt	—	—	1	—	—	—	—	1	1	1
Revolving credit facilities, notes and commercial paper borrowings, net	19	67	23	(80)	(40)	(6)	170	35	172	16
Payments on debt	(404)	(60)	(206)	(813)	(965)	(253)	(603)	(742)	(2,178)	(1,868)
Proceeds from equity offering	—	—	—	954	—	—	—	—	—	954
Proceeds from the sale of operations	—	—	1,107	—	—	—	102	—	1,209	—

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY
By:	/s/ Jeanne Hillman
Its:	Vice President and
Controller

Date: February 3, 2006